Registration No. 33-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                          Peoples Financial Corporation
             (Exact name of registrant as specified in its Articles)

              Ohio                                       34-1822228
  (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

       211 Lincoln Way East
         Massillon, Ohio                                   44646
(Address of Principal Executive Offices)                (Zip Code)

                          Peoples Financial Corporation
                      1997 Stock Option and Incentive Plan
                            (Full title of the plan)

                           Paul von Gunten, President
                          Peoples Financial Corporation
                              211 Lincoln Way East
                              Massillon, Ohio 44646
                     (Name and address of agent for service)

                                 (330) 832-7441
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

    Title of                 Proposed maximum   Proposed maximum      Amount of
 securities to  Amount to be  offering price   aggregate offering   registration
 be registered   registered     per share(1)          price (1)          fee
-------------------------------------------------------------------------------
Common Shares,     192,042        $15.25          $2,550,430.20        $753.00
without par value
-------------------------

(1) Of the 192,042 shares being registered, 134,427 shares may be purchased for $12.41 per share upon the exercise of options already granted and 3,000 may be purchased for $16.4375 per share upon the exercise of options already granted. The offering price of the remaining 54,615 shares, which have been reserved for the future grant of options, has been determined for purposes of calculating the registration fee pursuant to 17 C.F.R. ss.230.457(h) to be $15.25 per share on April 21, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  Incorporation of Documents by Reference.

                  The Registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997 (File No. 0-28838), filed with the Securities and Exchange Commission on December 23, 1997, the Registrant's Quarterly Report on Form 10-QSB for the period ended December 31, 1997, filed with the Commission on February 12, 1998, and all documents filed with the Commission pursuant to the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since December 31, 1997, are hereby incorporated by reference.

                  The description of the Registrant's common stock contained in the Registrant's Form 8-A (File No. 001-12103), filed with the Commission on August 27, 1996, is hereby incorporated by reference.

                  Any definitive Proxy Statement or Information Statement filed pursuant to Section 14 of the Exchange Act and all documents which may be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the
Exchange Act subsequent to the date hereof prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated herein by reference and to be made a part hereof from the date of filing such documents.

ITEM 4.  Description of Securities.

                  Not Applicable.

ITEM 5.  Interests of Named Experts and Counsel.

                  Not Applicable.

ITEM 6.  Indemnification of Directors and Officers.

                  A. Division (E) of Section 1701.13 of the Ohio Revised Code provides for indemnification as follows:

         (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a

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limited  liability  company,  or a partnership,  joint venture,  trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

                  (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

                  (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

         (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

         (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

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
                  (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division
         (E)(1) or (2) of this section;

                  (b) If the quorum  described  in  division  (E)(4)(a)  of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

                  (c) By the shareholders;

                  (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought. Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

         (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                  (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

                  (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

         (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

         (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

         (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions
(E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

         (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

                  B. Article Five of the Registrant's Code of Regulations addresses indemnification by the Registrant and provides as follows:

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

                  Section 5.01. Mandatory Indemnification. The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

                  Section  5.02.  Court-Approved   Indemnification.   Anything
contained in the Regulations or elsewhere to the contrary notwithstanding:

                  (A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Stark County, Ohio, or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

                  (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this
Section 5.02.

                  Section 5.03. Indemnification for Expenses. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

                  Section 5.04 Determination Required. Any indemnification required under Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or
(C) by the shareholders, or (D) by the Court of Common Pleas of Stark County, Ohio, or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by shareholders under division
(C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this
Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Stark County, Ohio, or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

                  Section 5.05. Advances for Expenses. Expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

                  (A) if it  shall  ultimately  be  determined  as  provided  in
Section 5.04 that he is not entitled to be indemnified by the corporation as provided under Section 5.01; or

                  (B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall

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
have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Stark County, Ohio, or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

                  Section 5.06. Article Five Not Exclusive. The indemnification provided by this Article Five shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  Section 5.07. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article Five.

                  Section 5.08. Certain Definitions. For purposes of this Article Five, and as examples and not by way of limitation:

                  (A) A person claiming indemnification under this Article 5 shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and

                  (B) References to an "other enterprise" shall include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" within the meaning of that term as used in this Article Five.


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
                  Section 5.09. Venue. Any action, suit or proceeding to determine a claim for indemnification under this Article Five may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Stark County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Stark County, Ohio, in any such action, suit or proceeding.

ITEM 7.  Exemption from Registration Claimed.

                  Not Applicable.

ITEM 8.  Exhibits.

                  See the Exhibit Index attached hereto.

ITEM 9.  Undertakings.

                  A.       Registrant hereby undertakes:

                           (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

                                    (i)     To include any  prospectus required
                                            by  section  10(a)(3)  of  the
                                            Securities Act of 1933;

                                    (ii)    To  reflect in  the  prospectus  any
                                            facts or  events  arising  after the
                                            effective date of  the  registration
                                            statement  (or  the    most   recent
                                            post-effective  amendment   thereof)
                                            which,   individually   or  in   the
                                            aggregate, represent a   fundamental
                                            change in  the information set forth
                                            in   the   registration   statement.
                                            Notwithstanding  the  foregoing, any
                                            increase  or  decrease  in volume of
                                            securities  offered  (if  the  total
                                            dollar value of  securities  offered
                                            would  not  exceed  that  which  was
                                            registered) and any  deviation  from
                                            the low or high end of the estimated
                                            maximum   offering   range   may  be
                                            reflected in the form of prospectus
                                            filed with the  Commission  pursuant
                                            to Rule 424(b) if, in the aggregate,
                                            the changes  in  volume  and  price
                                            represent no more  than a 20% change
                                            in the  maximum  aggregate  offering
                                            price  set forth in the "Calculation
                                            of Registratio  Fee"  table in  the
                                            effective  registration statement.

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
                                    (iii)   To include any material  information
                                            with   respect   to  the   plan   of
                                            distribution      not     previously
                                            disclosed   in   the    registration
                                            statement or any material  change to
                                            such information in the registration
                                            statement;

                                            Provided,  however,  That paragraphs
                                            (a)(1)(i)  and  (a)(1)(ii)  of  this
                                            section   do   not   apply   if  the
                                            registration  statement  is on  Form
                                            S-3,  Form S-8 or Form F-3,  and the
                                            information  required to be included
                                            in  a  post-effective  amendment  by
                                            those  paragraphs  is  contained  in
                                            periodic   reports   filed  with  or
                                            furnished to the  Commission  by the
                                            Registrant pursuant to section 13 or
                                            section  15(d)  of  the   Securities
                                            Exchange  Act  of  1934,   that  are
                                            incorporated  by  reference  in  the
                                            registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




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


                                   SIGNATURES

              The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Massillon, State of Ohio, on April 24, 1998.

                                       PEOPLES FINANCIAL CORPORATION

                                       By:/s/Paul von Gunten
                                          Paul von Gunten, President

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

      Signature                 Title                              Date

/s/Victor C. Baker             Director                      April 24, 1998
Victor C. Baker

/s/James P. Bordner            Director                      April 24, 1998
James P. Bordner

/s/Vincent G. Matcheck         Director                      April 24, 1998
Vincent G. Matcheck

/s/James P. Rinehart           Treasurer                     April 24, 1998
James P. Rinehart

/s/Thomas E. Shelt             Director                      April 24, 1998
Thomas E. Shelt

/s/Vincent E. Stephan          Director                      April 24, 1998
Vincent E. Stephan

/s/Paul von Gunten             Director and President        April 24, 1998
Paul von Gunten


                                  EXHIBIT INDEX

Exhibit No.      Description                                       Location

4.1              Peoples Financial Corporation 1997 Stock          Incorporated by reference to the Proxy
                 Option and Incentive Plan                         Statement filed by Registrant on February 7,
                                                                   1997.

4.2              Articles of Incorporation of Registrant, as       Incorporated by reference to the Registration
                 amended                                           Statement on Form 8-A filed by Registrant on
                                                                   August 27, 1996 (the "Form 8-A").

4.3              Code of Regulations of the Registrant             Incorporated by reference to the Form 8-A.

5                Opinion of Vorys, Sater, Seymour and Pease
                 LLP as to legality

23.1             Consent of Grant Thornton LLP

23.2             Consent of Vorys, Sater, Seymour and Pease LLP    Included in Exhibit 5.






















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